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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.   20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 1, 1998 (June 30, 1998)

                              ACTIVISION, INC.
             (Exact Name of Registrant as Specified in Charter)


             Delaware                  0-12699              94-2606438
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   (State or Other Jurisdiction      (Commission           (IRS Employer
         of Incorporation)          File Number)        Identification No.)


        3100 Ocean Park Blvd., Santa Monica, CA        90405
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       (Address of Principal Executive Offices)     (Zip Code)


      Registrant's telephone number, including area code (310) 255-2000


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        (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

     Activision, Inc. ("Activision"), a Delaware corporation, and S.B.F. Services, Limited doing business as Head Games Publishing ("Head Games"), a Minnesota corporation, entered into an Agreement and Plan of Reorganization on June 30, 1998, whereby SBF Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of Activision, would merge with and into Head Games. Head Games was a privately held entertainment software developer and publisher based in St. Paul, Minnesota.

     Pursuant to the merger, which was completed on June 30, 1998, Head Games became a wholly owned subsidiary of Activision and Head Games shareholders received 1,000,000 shares of Common Stock of Activision. The merger was effected as a tax-free reorganization and will be accounted for as a pooling of interests.



Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

          2.1 Articles of Merger, with the Plan of Merger annexed thereto, as filed with the Secretary of State of the State of Minnesota on June 30, 1998.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 1998

                              ACTIVISION, INC.

                              By: /s/ Brian G. Kelly
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                                Name:  Brian G. Kelly
                                Title: President